                                   EXHIBIT A

                            JOINT FILING AGREEMENT


     The undersigned acknowledge and agree that the foregoing statement on
Schedule 13G is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13G shall be filed on behalf of each of the undersigned without the necessity of filing additional joint acquisition statements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him or it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the other, except to the extent that he or it knows or has reason to believe that such information is accurate.


Dated: February 14, 2001.

                                        The TCW Group, Inc.

                                    By: /s/ Linda D. Barker
                                        ------------------------------
                                        Linda D. Barker
                                        Authorized Signatory


                                        Robert Day

                                    By: /s/ Linda D. Barker
                                        ------------------------------
                                        Linda D. Barker
                                        Under Power of Attorney dated
                                        November 6, 2000, on File with
                                        Schedule 13G for Retek, Inc.
                                        dated November 8, 2000.

                                        Oakmont Corporation

                                    By: /s/ Johnathan Jaffrey
                                        ------------------------------
                                        Name: Johnathan Jaffrey
                                        Title: Executive Vice President


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